Exhibit 99.1

BioScrip Raises Approximately $5 million in Private Placement of Common Stock

DENVER, March 2, 2017 — BioScrip, Inc. (NASDAQ:BIOS) ("BioScrip" or the "Company"), a leading national provider of infusion and home care management solutions, today announced that it entered into a Stock Purchase Agreement on March 1, 2017 for the sale of an aggregate of 3,300,000 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $5,070,780 in a private placement transaction (the “Private Placement”) to Venor Capital Management LP and affiliated funds (the “Purchasers”). The purchase price for each Share was $1.5366, which was negotiated between the Company and the Purchasers based on the volume-weighted average price of the Company’s common stock on The NASDAQ Global Market on March 1, 2017.

Proceeds from the Private Placement will be used for working capital and general corporate purposes.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within ten (10) days of the date it files its annual report on Form 10-K for the fiscal year ended December 31, 2016, for purposes of registering the resale of the Shares and any shares of common stock issued as a dividend or other distribution with respect to the Shares. The Company also agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and legal fees) incident to the Company’s obligations under the Registration Rights Agreement.

Dechert LLP is serving as legal advisor to BioScrip, and Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to the Purchasers.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements,” that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company’s ability to complete the Private Placement on acceptable terms or at all, the Company's ability to integrate the acquisition of Home Solutions, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; the Company’s ability to comply with the covenants in its debt agreements; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

For Further Information:

Investor Contacts

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

David Clair

ICR, Inc.

(646) 277-1266

david.clair@icrinc.com